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CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT--THIS INSTRUMENT SHOULD BE
USED BY LAWYERS ONLY
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THIS INDENTURE, made the 8th day of April, 1996

BETWEEN

202 Golf Associates, Inc., having an address at 2710 Lexington Avenue, Mohegan Lake, New York 10547

party of the first part, and

Yorktown Family Golf Centers, Inc., having an address at 225 Broadhollow Road, Suite 106E, Melville, New York 11747

party of the second part

WITNESSETH, that the party of the first part, in consideration of dollars paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Town of Yorktown, County of Westchester and State of New York as more particularly described on Schedule A attached hereto and made a part hereof.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof. TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the said premises have been encumbered in any way whatever except as aforesaid.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written

202 Golf Centers, Inc.

IN PRESENCE OF:                                 BY: /S/ KATHRYN B. MURPHY
                                                --------------------------
                                                KATHRYN B, MURPHY
                                                PRESIDENT
                                                PRESIDENT
-------------------------------                 --------------------------






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                                                            TITLE NO. F-951925
                                                                    (W-412722)

                                  SCHEDULE A

ALL THAT CERTAIN plot, piece or parcel of land with the buildings or improvements thereon, erected, situate, lying and being in the Town of Yorktown, County of Westchester and State of New York, being Lots .001 and
2.1 of map entitled "Foley's Industrial Park, Inc.", filed in the Westchester County Clerk's Office, Division of Land Records on 7-27-95 as Map #25484 and being bounded and described as follows;

BEGINNING at a point on the easterly side of Lexington Avenue, said point being the division line of Lot .001 and Lot 2 of said map;

RUNNING THENCE along said line North 85 degrees 58 minutes 30 seconds East
11.93 feet;

THENCE South 82 degrees 01 minutes 42 seconds East along said line 310.06 feet to a point;

THENCE South 77 degrees 29 minutes 20 seconds East and continuing on said line 525.66 feet to a point;

THENCE North 08 degrees 07 minutes 00 seconds West 399.36 feet to the southerly line of lands now or formerly of John H. Van Kirk;

THENCE RUNNING along the said southerly line of lands now or formerly of John H Van Kirk, North 82 degrees 39 minutes 40 seconds East 310.76 feet; North 12 degrees 13 minutes 32 seconds East 60.55 feet; South 85 degrees 31 minutes 09 seconds East 14.82 feet; North 44 degrees 16 minutes 01 seconds East 47.96 feet, North 69 degrees 48 minutes 15 seconds East 65.26 feet, North 78 degrees 26 minutes 25 seconds East 60.62 feet, Noth 88 degrees 09 minutes 22 seconds East 55.91 feet; South 84 degrees 35 minutes 56 seconds East 53.86 feet, South 84 degrees 13 minutes 41 seconds East 13.88 feet and North 68 degrees 08 minutes 25 seconds East 586.82 feet to the westerly line of lands now or formerly of John H. Van Kirk;

RUNNING THENCE along the westerly line of lands now or formerly of John H Van Kirk, South 08 degrees 07 minutes 00 seconds East 421.71 feet to the northerly line of lands now or formerly of the County of Westchester;

RUNNING THENCE along the northerly and westerly lines of lands now or formerly of the County of Westchester, South 82 degrees 38 minutes 50 seconds West 517.12 feet, South 10 degrees 11 minutes 30 Seconds West 292.79 feet, South 09 degrees 35 minutes 30

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seconds West 83.02 feet, South 14 degrees 18 minutes 00 seconds West 30.63 feet, South 89 degrees 56 minutes 30 seconds West 151.81 feet, North 88 degrees 45 minutes 30 seconds West 99.92 feet, South 88 degrees 35 minutes 30 seconds West 184.85 feet and North 88 degrees 51 minutes 30 seconds West
143.79 feet to the northerly line of lands now or formerly of the Westchester County Park Commission, Bronx Parkway Extension;

RUNNING THENCE along the same on a curve to the left having a radius of 2,400.00 feet a distance of 831.39 feet to the east side of Lexington Avenue;

RUNNING THENCE along the east side of Lexington Avenue, North 00 degrees 00 seconds 33 minutes West 70.00 feet to the southerly line of lands now or formerly of John H. Van Kirk, aforesaid, and the point and place of BEGINNING.

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STATE OF NEW YORK, COUNTY OF  ss:

On the      day of       19  , before me personally came          to me known
to be the individual     described in and who executed the foregoing
instrument, and acknowledged that      executed the same.

                                                -----------------------------

STATE OF NEW YORK, COUNTY OF New York ss:

On the    day of April 1996, before me personally came Kathryn B. Murphy to me known, who, being by me duly sworn, did depose and say that she resides at Route 22, North Salem, New York that she is the President of 202 Golf Associates, Inc., the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that she signed her name thereto by like order.

                                               /s/ Gregory P. Murphy
                                               ------------------------
                                                   Gregory P. Murphy
                                               Notary Public, State of New
                                               York
                                               No. 5008883
                                               Qualified in Westchester County
                                               Commission Expires March 1,
                                               1997

Bargain and Sale Deed
with covenant against Grantor's Acts

Title No. F-951925
202 Golf Associates, Inc.

TO
Yorktown Family Golf Centers, Inc.
Standard Form of New York Board of Title Underwriters Distributed by

COMMONWEALTH.
Land Title Insurance Company

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

STATE OF NEW YORK, COUNTY OF  ss:

On the      day of       19  , before me personally came          to me known
to be the individual     described in and who executed the foregoing
instrument, and acknowledged that      executed the same.

                                                        ----------------------

STATE OF NEW YORK, COUNTY OF  ss:

On the      day of      19  , before me personally came          the
subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he resides
at                ; that  he knows          to be the individual described in
and who executed the foregoing instrument; that  he, said subscribing
witness, was present and saw          execute the same; and that  he, said
witness, at the same time subscribed h   name as witness thereto.

                                                        ----------------------

Section 3.1
Parcel 48
Lot 2
County or Town
Street Address

Recorded at Request of
Commonwealth Land
Title Insurance Company

Return by mail to
Squadron, Ellenoff, Pleasant
& Sheinfeld, LLP
551 Fifth Avenue
New York, NY 10176

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